UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2008, Wits Basin Precious Minerals Inc. (the “Registrant”) received an additional $200,000 advance on that certain Convertible Promissory Note (the “Note”) issued August 22, 2008 to London Mining, Plc, a United Kingdom corporation (“LM”).

On August 22, 2008, the Registrant entered into a financing arrangement with LM, pursuant to which the Registrant issued to LM the Note in the principal amount of up to $1,000,000. Together with the initial $500,000 advance from LM under the Note on August 27, 2008 and a $300,000 advance on September 19, 2008, the current advance results in an outstanding principal balance of the Note of $1,000,000. The Note is convertible at the option of LM at any time into shares of Registrant’s common stock at a conversion price of $0.20 per share (as appropriately adjusted for any splits, combinations or like events relating to the common stock).

The Registrant disclosed the entry into the financing and terms of the Note in a Current Report on Form 8-K filed on August 29, 2008, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: October 30, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer